Exhibit 99.5

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Raymond James & Associates, Inc. Stock Information Center 222 S. Riverside Plaza, 7th Floor Chicago, IL 60606 1-(888) ___-____ [BEST HOMETOWN BANCORP LOGO] Deadline: The Subscription Offering ends at 12:00 p.m., Central Time, on [Expiration Date]. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box address on the business reply envelope provided or by hand delivery to the Bank’s main office at 100 East Clay Street, Collinsville, Illinois. Faxes or copies of this form may not be accepted. Best Hometown Bancorp, Inc. reserves the right to accept or reject improper order forms. PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM (1) Number of Shares (2) Total Amount Due THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than $ Price Per Share 10,000 shares ($100,000). Also, no person together with an associate or group of persons X $10.00 = acting in concert may purchase more than 12,500 shares ($125,000). $ (3a) Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order made payable to Best Hometown Bancorp, Inc. in the amount of: Checks will be cashed upon receipt. (3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY The undersigned authorizes withdrawal from the Home Federal Savings deposit account(s) listed below. There will be no early withdrawal penalty applicable for withdrawals authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. Home Federal Savings IRAs or accounts with check-writing privileges may NOT be listed for withdrawal below. Account Number(s) (Certificates or Savings Accounts Only) Withdrawal Amount(s) $ $ $ Total Withdrawal Amount $ (4) Purchaser Priority Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8: a. Eligible Account Holders – Depositors of Home Federal Savings with aggregate deposit account balances of $50 or more at the close of business on December 31, 2014. Enter information in Section 9 for all deposit accounts that you had at Home Federal Savings on this date. b. Supplemental Eligible Account Holders – Depositors of Home Federal Savings with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016, who were not able to subscribe for shares under the Eligible Account Holders priority. Enter information in Section 9 for all deposit accounts that you had at Home Federal Savings as of this date. c. Other Members – Depositors or borrowers of Home Federal Savings as of [Record Date] who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder priorities. Enter information in Section 9 for all deposit or loan accounts that you had at Home Federal Savings as of this date. d. Local Community – Residents of Madison and St. Clair Counties, Illinois. e. General Public – Check here if none of the above priorities apply to you. (5) Check if you (or a household family member) are a: Director or Executive Officer of Home Federal Savings and Loan Association of Collinsville, or Best Hometown Bancorp, Inc. Employee of Home Federal Savings and Loan Association of Collinsville, or Best Hometown Bancorp, Inc. (6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions. (7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. Name(s) listed in Section 8 on other Order Forms Shares Ordered Name(s) listed in Section 8 on other Order Forms Shares Ordered (8) Stock Registration: Please PRINT legibly and fill out completely: The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. See Stock Order Form Instructions for further guidance. Individual Tenants in Common Uniform Transfers to Minors Act Partnership Joint Tenants Individual Retirement Account Corporation Trust – Under Agreement Dated ____________ Name SS# or Tax ID Name SS# or Tax ID Address Daytime Telephone # City State Zip Code County Evening Telephone # (9) Qualifying Accounts: You should list any accounts that you have or had with Home Federal Savings in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed. NAMES ON ACCOUNTS ACCOUNT NUMBERS (10) Acknowledgement, Certification and Signature: I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by Best Hometown Bancorp, Inc. (not postmarked) no later than 12:00 p.m., Central Time, on [Expiration Date] otherwise this form and all of my subscription rights will be void. (continued on reverse) *** ORDER NOT VALID UNLESS SIGNED *** ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL Signature Date Signature Date Internal Use Only: Date Rec’d _____/_____ Check# _____________ $_________________ Check#_____________$__________________ Batch# __________Order # ________Priority______

(7) Associates/Acting in Concert (continued from front side of Stock Order Form)

Associate – The term “associate” of a person means:

1)	any corporation or organization, other than Home Federal Savings and Loan Association of Collinsville, Best Hometown Bancorp, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% or greater beneficial stockholder;
2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity; excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
3)	any blood or marriage relative of the person, who either resides with the person or who is a director or officer of Home Federal Savings and Loan Association of Collinsville or Best Hometown Bancorp, Inc.

Acting in Concert – The term “acting in concert” means:

1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by Best Hometown Bancorp, Inc., this Stock Order Form may not be modified or cancelled without Best Hometown Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $125,000 for any individual, together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and the Prospectus dated [Effective Date].

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of the Comptroller of the Currency at 1-(800) 613-6743. I further certify that, before purchasing the common stock of Best Hometown Bancorp, Inc., I received the Prospectus dated [Effective Date] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD], which risks include but are not limited to the following:

RISK FACTORS TO BE INSERTED FROM FINAL PROSPECTUS

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Best Hometown Bancorp, Inc. Stock Order Form Instructions Stock Information Center: 1-(888) -

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 10,000 shares ($100,000), and no person together with an associate or group of persons acting in concert may purchase more than 12,500 shares ($125,000) in the offering. For additional information, see “The Conversion and Offering – Limitations on Common Stock Purchases” in the Prospectus dated _________, 2016.

Item 3a – Payment for shares may be made by personal check, bank check or money order payable to Best Hometown Bancorp, Inc. DO NOT MAIL CASH. Funds received during the offering will be held in a segregated account at Home Federal and will earn interest at a rate of [___%] per annum until completion or termination of the offering.

Item 3b – To pay by withdrawal from a savings account or certificate of deposit at Home Federal, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Home Federal will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and will earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Please check the appropriate box to tell us the earliest of the three dates that applies to you. If you were not a depositor of Home Federal on any of the key dates, or a borrower of Home Federal on [VotingRecordDate], then check the local community or general public box, as appropriate.

Item 5 – Please check one of the boxes if you are a director, officer, or employee of Home Federal or Best Hometown Bancorp, Inc., or a member of such person’s household.

Item 6 – Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares in the event maximum purchase limitations are increased.

Item 7 – Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated _________, 2016, please see the section entitled “The Conversion and Offering – Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Best Hometown Bancorp, Inc. common stock. See the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at 1-(888) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, as defined in the Prospectus, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – List all qualifying accounts that you had with Home Federal as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a qualifying customer of Home Federal. Similarly, if you are ordering stock jointly with another customer, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, partnership or other legal business entity, you need to list just that entity’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Sign and date the form where indicated. Before you sign please carefully review the information you have provided and read the acknowledgement and both sides of the Stock Order Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ________, 2016 carefully before making an investment decision.

If you have any questions regarding the offering, please call our Stock Information Center at 1-(888) ___-____ to speak to a representative of Raymond James & Associates, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Best Hometown Bancorp, Inc. Stock Order Form Instructions Stock Information Center: 1-(888) -

Stock Ownership Guide (Item 8)

Individual – The stock is to be registered in one individual’s name only. Provide only this individuals information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA, or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Home Federal. The stock cannot be held in a Home Federal account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:	On Name Line 1 – list the name of the broker or trust department followed by CUST or TRUSTEE.

On Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #________].

Address will be that of the broker/trust department to where the ownership statement will be sent.

The Social Security/Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act (“UTMA”) – For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:	On Name Line 1: print the name of the custodian followed by the abbreviation “CUST”

On Name Line 2: FBO (for benefit of) followed by the name of the minor, followed by UTMA- IL (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Please provide the corporation or partnership’s legal name and Tax I.D. To have subscription rights within a customer priority, the corporation or partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify customer rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. To have subscription rights within a customer priority, the fiduciary or trust must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify customer rights and purchase limitations.

Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

If you have any questions regarding the offering, please call our Stock Information Center at 1-(888) ___-____ to speak to a representative of Raymond James & Associates, Inc. Representatives are available by telephone Monday – Friday, 10:00 a.m. – 4:00 p.m., Central Time. The Stock Information Center will be closed on weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)